SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: November 21, 2005
(Date of earliest event reported)

LIMELIGHT MEDIA GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-09358	88-0441338
(Commission File No.)	(I.R.S. Employer Identification No.)

1300 North Northlake Way
Seattle, Washington 98103
(Address of principal executive offices; zip code)

(206) 633-1852
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

Item 1:

Nov 21, 2005

Dear Shareholder,

Shortly you shall receive a copy of an informational statement filed with the Securities Exchange Commission (SEC) via regular mail. The statement details changes in the corporate charter of Limelight Media Group and has been approved by a majority of the shareholders prior to the filing with the SEC. This package is for your information only and does not require an action or proxy vote. We believe these changes will further enhance the value of our Company. This letter summarizes the two main components to the charter change and the decisions that led to these changes which include:

1. Name change: Impart, Inc. is a legacy Company in the industry with well established name recognition. We are expanding the Company to be a full service out-of-home media company. Therefore, to capitalize upon the branded name recognition and existing positive market perceptions, the Company name will be changed to Impart Media Group, Inc. We believe that this is a true reflection of the combined Company. The name change will require a new ticker symbol and cusip number and will take effect no sooner than 20 days from date of the filing of the final informational statement with the SEC.

2. Recapitalization: Per the acquisition agreement with Impart, Inc. on June 30, 2005, the Company was required to re-domicile as a Delaware corporation. Simultaneously, the Company sought a listing on AMEX. That action led to the following events:
▪
The listing on AMEX required a change in the stock capitalization chart which provided for a 10:1 reverse split and an addition of a preferred class of stock, which the Company did not have at the time.

▪	On August 30, 2005, the shareholder action was approved to meet these requirements.
▪	Subsequent to the filing, the Company received procedural comments from the SEC which needed to be addressed to move the process forward.
▪	Also during this time, the Company experienced business development delays due to the need to handle time-sensitive and normal business and legal procedures.
▪
This series of events led the Board of Directors to the conclusion that there was too much hindering the process to move to AMEX this fall. Subsequently, the Board decided to cancel the August 30 shareholder action. This decision also led to the cancellation of the anticipated reverse split. Ultimately, the Board of Directors was not comfortable moving forward with the shareholder action under the current circumstances.

Two weeks after the Board of Directors opted to cancel the August 30th shareholder action, a series of events occurred which, if developed, could significantly advance the Company’s business plan. Specifically:

▪	An attractive debt financing package was offered to the Company that would allow the Company to conduct a series of accretive acquisitions and apply for either AMEX or NASDAQ SC in 2006.
▪
Financing package is contingent upon the shareholders approving a different re-capitalization such that the Company public stock would be available to micro-cap institutional investors to build investor awareness and liquidity.

▪
With these new events, the Board of Directors approached the shareholders that approved the original shareholder action and requested the ability to conduct a recapitalization under Nevada law, at its discretion.

▪
On Oct 5, 2005, the Company filed a new shareholder informational statement that authorized the Company to conduct a twenty to one reverse split in the Company’s common stock (if necessary to move to another exchange) and add a preferred class of stock.

▪
This shareholder action gives the Board of Directors the discretion to execute the recapitalization or cancel it if it decides it will enhance shareholder value and increase financial flexibility to take advantage of additional opportunities.

Subsequent to the filing of the Oct 5, 2005 shareholder informational statement, the SEC issued a comment letter that was procedural in nature and required the company to file amended 10QSB to incorporate changes uncovered during the final audit of Impart, Inc as filed in the 8K on Sept 23, 2005. The required amendment and supporting disclosure statements have been filed. In satisfaction of the SEC comments, the Company is now proceeding with some of the actions contemplated in the shareholder informational statement.

At the issuance of this letter to you, the debt financing opportunity presented to the Board of Directors has not yet been fulfilled. Therefore, at this time the Board has not determined to execute the recapitalization plan. However, if the opportunity does occur, the Board will move forward to execute the recapitalization plan. By doing so, we believe this will position the Company to take advantage of significant growth opportunities in our industry, benefiting all of our shareholders.

We are very aware of the confusing nature of these events and we hope that this letter provides some clarification. Our single-minded goal is to grow our Company in revenue, income and market presence, whereby, we all will benefit through the increase in market value. This is a rapidly developing industry with significant events and opportunities occurring constantly and we are doing our best to keep shareholders uniformly informed about these events and opportunities.

Our June 30, 2005, the acquisition of Impart, Inc., was a critical step in repositioning the company and adding shareholder value. Impart has been in business since 1984 and has built an enviable reputation of strong business performance with quality and integrity in the digital sector. We see significant synergy, both in consolidating operations and broadening the product offering, as a combined organization in the digital media sector.

Together, our organization provides clients a full service offering, which is a rarity in our highly-fragmented industry. Our revenue models now include: integration and equipment sales; subscription and management services; revenues from third party advertising and marketing; and content management with development services. This vertical and horizontal integration equates to a one-stop operation where clients do not need to secure services from another vendor. We believe these offerings position the Company as the only real stateside choice for a full service digital media solution. We have recently announced contracts in new market sectors such as airports and government building complexes to add to the retailing and banking sectors. In addition, the Company is pursuing opportunities in the grocery store and rapid transit sectors.

To expand this industry foothold, we are continuing our efforts to develop intellectual properties that are both unique to our Company and highly desired by the industry. We look forward to revealing the progress of those developments as they come to fruition. To strengthen and expand our market position, the Company will continue to pursue business developments initiatives such as actively seeking strategic and/or accretive acquisitions that will enhance our competitive advantage. The acquisition of Media SideStreet Corporation and iPoint Technologies are the first acquisitions of what we anticipate will be a number of synergistic and revenue enhancing additions to our Company.

We look forward to a very rewarding time ahead and will continue to keep you informed as events develop. We would not be where we are today without the support of our shareholders and we thank you,

Sincerely,

/s/ David V. Lott

David V. Lott
CEO
Limelight Media Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT MEDIA GROUP, INC.
Date: Nov. 21, 2005
	By:	/s/ David V. Lott
Name: David V. Lott
Its: CEO/ President